SHAREHOLDER MEETING RESULTS


A Special Meeting of Shareholders (the "Meeting") of the AARP funds was held on December 15, 1998, at the office of Scudder Kemper Investments, Inc., Two International Place, Boston, Massachusetts. At the Meeting the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below).

1. To approve a new Investment Management Agreement for each fund with Scudder Kemper Investments, Inc.


        AARP Tax Free Income Trust                                        Number of Votes:
        --------------------------                      --------------------------------------------------------
                                                                                                        Broker
                                                            For          Against        Abstain       Non-Votes*
                                                            ---          -------        -------       ----------


         AARP High Quality Tax Free Money Fund           50,995,645      982,452       2,030,700          0
         AARP Insured Tax Free General Bond Fund         56,117,439      835,951       2,076,778          0

2. (For shareholders of AARP U.S. Stock Index Fund only.) To approve a new subadvisory agreement for the fund between Scudder Kemper Investments, Inc. and Bankers Trust Company.



3.       To approve the new Member Services Agreement between AARP Financial
         Services Corporation and Scudder Kemper Investments, Inc.

        AARP Tax Free Income Trust                                        Number of Votes:
        --------------------------                      --------------------------------------------------------
                                                                                                        Broker
                                                            For          Against        Abstain       Non-Votes*
                                                            ---          -------        -------       ----------

         AARP High Quality Tax Free Money Fund           50,987,199      879,010       2,142,588          0
         AARP Insured Tax Free General Bond Fund         56,027,208      781,370       2,221,590          0


4.       To approve the revision of each fund's fundamental lending policy.

        AARP Tax Free Income Trust                                        Number of Votes:
        --------------------------                      --------------------------------------------------------
                                                                                                        Broker
                                                            For          Against        Abstain       Non-Votes*
                                                            ---          -------        -------       ----------
         AARP High Quality Tax Free Money Fund           48,926,345     1,924,768      3,157,684          0
         AARP Insured Tax Free General Bond Fund         54,054,766     1,596,190      3,299,218        79,994


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*   Broker non-votes are proxies received by the fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.